EXHIBIT 3-3

CODE OF REGULATIONS

OF

FIRSTENERGY GENERATION CORP.

ARTICLE I

FISCAL YEAR

The fiscal year of the Corporation shall be such period as the Board of Directors may designate by resolution.

ARTICLE II

SHAREHOLDERS

Section 1. Annual Meetings

The Annual Meeting of the Shareholders of this Corporation, for the election of Directors, the consideration of financial statements and other reports, and the transaction of such other business as may properly be brought before such meeting, shall be held at such date after the annual financial statements of the Corporation have been prepared as the Board of Directors shall determine from time to time. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. In the event that the annual meeting is not held, or if Directors are not elected thereat, a special meeting may be called and held for that purpose.

Section 2. Special Meetings

Special meetings of the Shareholders may be held on any business day when called by any person or persons who may be authorized by law to do so, including the Chairman of the Board, the President, a majority of the Board of Directors acting with or without a meeting, or the holder or holders of one-fourth of all shares outstanding and entitled to vote thereat. Calls for special meetings shall specify the purpose or purposes thereof.

Section 3. Place of Meetings

Any meeting of Shareholders may be held at such place within or without the State of Ohio as may be designated in the notice of said meeting.

Section 4. Notice of Meetings

Written notice of the time, place, and purposes of any meeting of Shareholders shall be given to each Shareholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mailed to each Shareholder entitled to notice of or to vote at such meeting. If such notice is mailed, it shall be directed, postage prepaid, to the Shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to the person who is named first upon the books of the Corporation, and notice so given shall be sufficient notice to all the holders of record of such shares.

Section 5. Waiver of Notice

Notice of any meeting may be waived in writing by any Shareholder either before or after any meeting of Shareholders or by attendance at such meeting without protest prior to the commencement thereof.

Section 6. Shareholders Entitled to Notice of and to Vote at Meetings

If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders shall be the close of business on the twentieth (20th) day prior to the date of the meeting, and only Shareholders of record at such record date shall be entitled to notice of and to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all Shareholders entitled to notice in accordance with the new record date so fixed.

Section 7. Quorum

At any meeting of Shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion. The Shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

Section 8. Organization of Meetings

(a) Presiding Officer. The Chairman of the Board, or in his absence, the President, or in the absence of both of them, a Vice President of the Corporation shall call all meetings of the Shareholders to order and shall act as Chairman thereof. If all are absent, the Shareholders shall select a Chairman.

(b) Minutes. The Secretary of the Corporation, or in his absence, an Assistant Secretary, or in the absence of both, a person appointed by the Chairman of the meeting shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

(c) Order of Business. The order of business at all meetings of the Shareholders, unless waived or otherwise determined by a vote of the holder or holders of the majority of the number of shares entitled to vote present in person or represented by proxy, shall be as follows:

1.	Call meeting to order.
2.	Selection of Chairman and/or Secretary, if necessary.
3.	Proof of notice of meeting and presentment of affidavit thereof.
4.	Roll call, including filing of proxies with Secretary.
5.	Upon appropriate demand, appointment of inspectors of election.
6.	Reading, correction, and approval of previously unapproved minutes.
7.	Reports of officers and committees.
8.	If annual meeting or meeting called for that purpose, election of Directors.
9.	Unfinished business, if adjourned meeting.
10.	Consideration in sequence of all other matters set forth in the call for and written notice of the meeting.
11.	Adjournment.

Section 9. Voting

Except as provided by statute or in the Articles, every Shareholder entitled to vote shall be entitled to cast one (1) vote on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the Shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast except when a greater proportion is required by law, the Articles, or these Regulations.

Section 10. Proxies

A person who is entitled to attend a Shareholders’ meeting, to vote thereat, or to execute consents, waivers, and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his rights by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Ohio.

A telegram, cablegram, wireless message, or photograph appearing to have been transmitted by a shareholder, or a photograph, photostatic, or equivalent reproduction of a writing appointing a proxy or proxies shall be a sufficient writing.

No appointment of a proxy shall be valid after the expiration of eleven (11) months after it is made, unless the writing specified the date on which it is to expire or the length of time it is to continue in force.

Unless the writing appointing a proxy or proxies otherwise provides:

1.	In case two (2) or more persons are appointed, and but one (1) attends the meeting, he may exercise all the authority, subject however, to the provisions of subparagraph (4) hereof.
2.	In case three (3) or more persons are so appointed, a majority of such persons may exercise all the authority.
3.

In case an even number of persons so appointed shall attend the meeting or otherwise exercise the authority granted, and it appears that they are divided upon the question of voting such shares or exercising the authority granted, each shall be entitled to vote or exercise such authority in respect to an equal number of shares.

4.

Each and every proxy shall have power of substitution, and when three (3) or more persons are appointed, a majority of them or their respective substitutes may appoint a substitute or substitutes to act for all.

5.

A writing appointing a proxy shall not be revoked by the death or incapacity of the maker unless before the vote is taken or the authority granted is otherwise exercised, written notice of such death or incapacity is given to the Corporation by the executor or administrator of the estate of such maker or by the fiduciary having control of the shares in respect to which the proxy was appointed.

6.

The presence of a shareholder at a meeting shall not operate to revoke a writing appointing a proxy and such shareholder may only revoke his proxy by giving notice to the Corporation in writing or open meeting before any vote is taken.

Section 11. List of Shareholders

At any meeting of Shareholders a list of Shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any Shareholder.

Section 12. Action of Shareholders Without a Meeting

Any action which may be taken at a meeting of Shareholders may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed or entered upon the records of the Corporation.

ARTICLE III

DIRECTORS

Section 1. General Powers

The business, power, and authority of this Corporation shall be exercised, conducted, and controlled by a Board of Directors, except where the law, the Articles, or these Regulations require action to be authorized or taken by the Shareholders.

Section 2. Election, Number, and Qualification of Directors

(a) Election. The Directors shall be elected at the annual meeting of Shareholders, or if not so elected, at a special meeting of Shareholders called for that purpose. At any meeting of Shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election. At each meeting of the Shareholders for the election of Directors at which a quorum is present, the persons receiving the greatest number of votes shall be the Directors. Any Shareholder may cumulate his votes at an election of Directors upon fulfillment of the condition prescribed in Section 1701.55 of the Ohio Revised Code, or any statute of like tenor or effect which is hereafter enacted.

(b) Number. The number of Directors, none of whom need be Shareholders, shall not be less than three (3), provided that in the event all the shares of the Corporation are owned of record by one (1) or two (2) Shareholders, the number of Directors may be less than three (3) but not less than the number of Shareholders. Without amendment to these Regulations, the number of Directors may be fixed or changed by resolution adopted by the affirmative vote of the holders of a majority of the shares entitled to vote on such proposal at any annual meeting or any special meeting called for that purpose, but no reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office. The number of Directors elected shall be deemed to be the number of Directors fixed unless otherwise fixed by resolution adopted at the meeting at which such Directors are elected.

Section 3. Term of Office of Directors

(a) Term. Each Director shall hold office until the next annual meeting of the Shareholders and until his successor has been elected or until his earlier resignation, removal from office, or death. Directors shall be subject to removal as provided by statute or by other lawful procedures, and nothing herein shall be construed to prevent the removal of any or all Directors in accordance therewith.

(b) Resignation. A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by any incumbent corporate officer other than an officer who is also the resigning Director, unless some other time is specified therein.

(c) Vacancy. In the event of any vacancy in the Board of Directors for any cause, the remaining Directors, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term.

Section 4. Meetings of Directors

(a) Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the Shareholders or a special meeting of the Shareholders at which Directors are elected. The holding of such Shareholders’ meeting shall constitute notice of such Directors’ meeting, and such meeting may be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the Directors.

(b) Special Meetings. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice President, or any two (2) Directors.

(c) Place of Meeting. Any meeting of Directors may be held at any place within or without the State of Ohio in person and through any communications equipment if all persons participating in the meeting can hear each other.

(d) Notice of Meeting and Waiver of Notice. Notice of the time and place of any regular or special meeting of the Board of Directors (other than the regular meeting of Directors following the adjournment of the annual meeting of the Shareholders or following any special meeting of the Shareholders at which Directors are elected) shall be given to each Director by personal delivery, telephone, mail, telegram, or cablegram at least forty-eight (48) hours before the meeting, which notice need not specify the purpose of the meeting. Such notice, however, may be waived in writing by any Director either before or after any such meeting, or by attendance at such meeting (including attendance (presence) by means of participation through any communications equipment as above provided) without protest prior to the commencement thereof.

Section 5. Quorum and Voting

At any meeting of Directors, no fewer than one-half of the whole authorized number of Directors must be present, in person and/or through any communications equipment, to constitute a quorum for such meeting, except that a majority of the remaining Directors in office constitutes a quorum for filling a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions, and business which may come before the meeting shall be determined by a majority of votes cast by the Directors present at such meeting, unless the vote of a greater number is required by the Articles or these Regulations.

Section 6. Committees

(a) Appointment. The Board of Directors may from time to time appoint certain of its members (but in no event, less than three (3)) to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees powers to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board.

(b) Executive Committee. In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control of the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

(c) Committee Action. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

Section 7. Action of Directors Without a Meeting

Any action which may be taken at a meeting of Directors may be taken without a meeting if authorized by a writing or writings signed by all the Directors, which writing or writings shall be filed or entered upon the records of the Corporation.

Section 8. Compensation of Directors

The Board of Directors may allow compensation for attendance at meetings or for any special services, may allow compensation to members of any committee, and may reimburse any Director for his expenses in connection with attending any Board or committee meeting.

Section 9. Attendance at Meetings of Persons Who Are Not Directors

Unless waived by a majority of Directors in attendance, not less than twenty-four (24) hours before any regular or special meeting of the Board of Directors, any Director who desires the presence at such meeting of a person who is not a Director shall so notify all other Directors, request the presence of such person at the meeting, and state the reason in writing. Such person will not be permitted to attend the Directors’ meeting unless a majority of the Directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at anytime during any such meeting by the vote of a majority of the Directors in attendance.

ARTICLE IV

OFFICERS

Section 1. General Provisions

The Board of Directors shall elect a President, a Secretary, and a Treasurer, and may elect a Chairman of the Board, one or more Vice-Presidents, and such other officers and assistant officers as the Board may from time to time deem necessary. The Chairman of the Board shall be a Director, but no one of the other officers need be a Director. Any two (2) or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one (1) capacity if such instrument is required to be executed, acknowledged, or verified by two (2) or more officers.

Section 2. Powers and Duties

All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties. Since the lawful purposes of this Corporation include the acquisition and ownership of real property, personal property, and property in the nature of patents, copyrights, and trademarks and the protection of the Corporation’s property rights in its patents, copyrights, and trademarks, each of the officers of this Corporation is empowered to execute any power of attorney necessary to protect, secure, or vest the Corporation’s interest in and to real property, personal property, and its property protectable by patents, trademarks, and copyright registration and to secure such patents, copyrights, and trademark registrations.

Section 3. Term of Office and Removal

(a) Term. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors until his successor has been elected or until his earlier resignation, removal from office, or death. It shall not be necessary for the officers of the Corporation to be elected annually. The election or appointment of an officer for a given term, or a general provision in the Articles or these Regulations with respect to term of office, shall not be deemed to create contract rights.

(b) Removal. Any officer may be removed, with or without cause, by the Board of Directors without prejudice to the contract rights, if any, of such officer.

(c) Vacancies. The Board of Directors may fill any such vacancy in any office occurring for whatever reason.

Section 4. Compensation of Officers

Unless compensation is otherwise determined by a majority of the Directors at a regular or special meeting of the Board of Directors, or unless such determination is delegated by the Board of Directors to another officer or officers, the President of the Corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the Corporation.

ARTICLE V

INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES, AND OTHERS

Section 1. Third Party Actions

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed cause of action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit, or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such cause of action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Derivative Actions

The Corporation shall indemnify any person who has been or is a party or is threatened to be made a party to any threatened, pending, or completed cause of action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other court shall deem proper.

Section 3. Rights After Successful Defense

To the extent that a Director, trustee, officer, or employee has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4. Other Determinations of Rights

Except in a situation governed by Section 3 hereof, any indemnification under Section 1 or 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2. Such determination shall be made (a) by a majority vote of Directors acting at a meeting at which a quorum consisting of Directors who were not parties to such action, suit, or proceeding is present, or (b) if such a quorum is not obtainable (or even if obtainable), and a majority of disinterested Directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (c) by the affirmative vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of Directors, without regard to voting power which may thereafter exist upon a default, failure, or other contingency.

Section 5. Advances of Expenses

Expenses of each person indemnified hereunder incurred in defending any civil, criminal, administrative, or investigative action, suit, or proceeding (including all appeals therefrom) may be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit, or proceeding, as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the Director, trustee, officer, employee, or agent, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

Section 6. Nonexclusiveness; Heirs

The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under the Articles, these Regulations, any agreement, vote of Shareholders, any insurance purchased by the Corporation, or otherwise, both as to the action in his official capacity and as to the action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE VI

SECURITIES HELD BY THE CORPORATION

Section 1. Transfer of Securities Owned by the Corporation

All endorsements, assignments, transfers, stock powers, share powers, or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President, a Vice President, the Secretary, or the

Treasurer, or by any other person or persons as may be thereunto authorized by the Board of Directors.

Section 2. Voting Securities Held by the Corporation

The Chairman of the Board, President, any Vice President, Secretary, or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act, and consent with respect to any securities issued by other corporations which the Corporation may own.

ARTICLE VII

SHARE CERTIFICATES

Section 1. Transfer and Registration of Certificates

The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles, or these Regulations, as it deems expedient concerning the issuance, transfer, and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

Section 2. Substituted Certificates

Any person claiming that a certificate for shares has been lost, stolen, or destroyed shall make an affidavit or formation of that fact and, if required, shall give the Corporation (and its registrar or registrars and its transfer agent or agents, if any) a bond of indemnity, in such form and with one (1) or more sureties satisfactory to the Board, and, if required by the Board of Directors, shall advertise the same in such manner as the Board of Directors may require, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, or destroyed.

ARTICLE VIII

SEAL

The Directors may adopt a seal for the Corporation which shall be in such form and of such style as is determined by the Directors. Failure to affix any such corporate seal shall not affect the validity of any instrument.

ARTICLE IX

CONSISTENCY WITH ARTICLES OF INCORPORATION

If any provision of these Regulations shall be inconsistent with the Corporation’s Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

ARTICLE X

SECTION HEADINGS

The headings contained in this Code of Regulations are for reference purposes only and shall not be construed to be part of and shall not affect in any way the meaning or interpretation of this Code of Regulations.

ARTICLE XI

AMENDMENTS

This Code of Regulations of the Corporation (and as it may be amended from time to time) may be amended or added to by the affirmative vote of the Shareholders of record entitled to exercise a majority of the voting power on such proposal, or by the unanimous written consent of all Shareholders; provided, however, that if an amendment or addition is adopted by written consent without a meeting of the Shareholders, it shall be the duty of the Secretary to enter the amendment or addition in the records of the Corporation and to mail a copy of such amendment or addition to each Shareholder of record who would be entitled to vote thereon.